Exhibit 3.1

CERTIFICATE OF

RESTATED ARTICLES OF INCORPORATION

OF

EDISON INTERNATIONAL

The undersigned, THOMAS R. McDANIEL and BARBARA E. MATHEWS, hereby certify that they are the duly elected and acting Executive Vice President, Chief Financial Officer and Treasurer, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of EDISON INTERNATIONAL, a California corporation, and that the Articles of Incorporation of said corporation shall be restated to read as set forth in full as follows:

“RESTATED ARTICLES OF INCORPORATION

OF

EDISON INTERNATIONAL

First: Edison International is the name of the corporation.

Second: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Third: This corporation is authorized to issue only two classes of shares, which shall be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock authorized to be issued is fifty million (50,000,000) shares. The total number of shares of Common Stock authorized to be issued is eight hundred million (800,000,000) shares.

Fourth: The Preferred Stock may be issued from time to time in one or more series. To the extent not prohibited by law, the Board of Directors is authorized: (i) to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to rights, preferences, privileges, and restrictions regarding dividends, liquidation, conversion, redemption and voting (including provisions specifying more than one vote per share) and, (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Fifth: LIMITATION ON LIABILITY OF DIRECTORS

AND AUTHORITY TO INDEMNIFY AGENTS

1. The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.”

This Certificate of Restated Articles of Incorporation does not itself alter or amend the Articles of Incorporation of the corporation in any respect and has been approved by the Board of Directors.

IN WITNESS WHEREOF, the undersigned have executed this certificate on this 18th day of December, 2006.

/s/ THOMAS R. McDANIEL
THOMAS R. McDANIEL
Executive Vice President, Chief Financial Officer and Treasurer of Edison International

/s/ BARBARA E. MATHEWS
BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International

DECLARATION

The undersigned THOMAS R. McDANIEL and BARBARA E. MATHEWS, the Executive Vice President, Chief Financial Officer and Treasurer, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of Edison International, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his or her own knowledge.

Executed at Rosemead, California on this 18th day of December, 2006.

/s/ THOMAS R. McDANIEL
THOMAS R. McDANIEL
Executive Vice President, Chief Financial Officer and Treasurer of Edison International

/s/ BARBARA E. MATHEWS
BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International

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